EXHIBIT A(III) UNDER FORM N-1A
                                           EXHIBIT 3(I) UNDER ITEM 601/REG. S-K

                          FEDERATED INSTITUTIONAL TRUST

                                 Amendment No. 5

                              DECLARATION OF TRUST
                               dated June 9, 1994

        THIS Declaration of Trust is amended as follows:

        Delete the first paragraph of Section 5 in Article III from the Declaration of Trust and substitute in its place the following:

             "SECTION 5.  ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS.

             Without limiting the authority of the Trustees set forth in Article XII, Section 8, INTER ALIA, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

                      Federated Government Ultra Short Fund
                          Institutional Service Shares

                              Institutional Shares

        The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 19th day of August, 1999.

        WITNESS the due execution hereof this 19th day of August. 1999.

/S/ JOHN F. DONAHUE                         /S/ LAWRENCE D. ELLIS, M.D.
John F. Donahue                             Lawrence D. Ellis, M.D.

/S/ THOMAS G. BIGLEY                        /S/ PETER E. MADDEN
Thomas G. Bigley                            Peter E. Madden

/S/ JOHN T. CONROY, JR.                     /S/ JOHN E. MURRAY, JR.
John T. Conroy, Jr.                         John E. Murray, Jr.

/S/ NICHOLAS P. CONSTANTAKIS                /S/ MARJORIE P. SMUTS
Nicholas P. Constantakis                    Marjorie P. Smuts

/S/ JOHN F. CUNNINGHAM

John F. Cunningham